                                                                   EXHIBIT 10.41


                       AMERICA'S FAVORITE CHICKEN COMPANY

                         1994 SUPPLEMENTAL BENEFIT PLAN
                             FOR EXECUTIVE OFFICERS

                                   ARTICLE I
                                    PURPOSE

          The purpose of this 1994 Supplemental Benefit Plan (the "Plan") is to provide certain executive officers of America's Favorite Chicken Company, a Minnesota corporation (the "Company"), certain death, disability, retirement and medical benefits to encourage such officers to remain in the employ of the Company and to use their best efforts, judgment and energy to perform, improve and advance the business and interests of the Company.

                                   ARTICLE II
                                  DEFINITIONS

          For purposes of this Plan, the following terms shall have the meanings set forth opposite such terms.

          2.1  Beneficiary.  The term "Beneficiary" shall mean the person or
               -----------
persons designated by a Participant on his Enrollment Form or any amendment thereto to receive his benefits payable hereunder at his death or, if no such person survives the Participant or if no such designation is made, the Participant's estate.

          2.2  Board.  The term "Board" shall mean the Board of Directors of the
               -----
Company.

          2.3  Change of Control.  The term "Change of Control" shall mean the
               -----------------
dissolution or liquidation of the Company, or a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the owners of all of the outstanding shares of common stock of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate less than 50% of the outstanding shares of common stock of the Company or any other entity into which the Company shall be merged or consolidated immediately following the consummation thereof, or the sale, transfer or other disposition of all or substantially all of the assets or more than 50% of the then outstanding shares of common stock of the Company.

          2.4  Code.  The term "Code" shall mean the Internal Revenue Code of
               ----
1986, as amended.

          2.5  Company.  The term "Company" shall mean America's Favorite
               -------
Chicken Company, a Minnesota corporation.

          2.6  Compensation.  The term "Compensation" shall mean for each
               ------------
Participant for each Plan Year, the stated base annual salary amount payable to that Participant for the services he renders to the Company as an officer during such Plan Year. The stated base annual salary for each Participant for the initial Plan Year is set forth on Schedule "I" attached hereto and made a part hereof, which Schedule shall be amended for each subsequent Plan Year to reflect each Participant's stated base annual salary; provided, however, in the event of a failure to amend such Schedule, a Participant's stated annual base salary shall be the greater of (i) the amount set forth on the most recent Schedule or (ii) the salary or other compensation, excluding bonuses and the value of stock options, actually paid to each Participant during the Plan Year.

          2.7  Death Benefit.  The term "Death Benefit" shall mean, for each
               -------------
Participant, an amount equal to five (5) times his Compensation as set forth on Schedule "I", or such greater amount as may be determined by the Board from time to time taking into account increases in the Participant's Compensation.

          2.8  Deferred Compensation Amount. The "Deferred Compensation Amount"
               ----------------------------
of a Participant shall be determined as follows:

          (a) Determine the Participant's average Compensation for the last five Plan Years immediately preceding the Participant's Retirement Date.

          (b) Multiply the average obtained in (a) above by thirty (30%) percent.

          (c) Multiply the product obtained in (b) above by ten (10), and the product thus obtained shall equal the Deferred Compensation Amount of such Participant.

          2.9  Deferred Compensation Benefit.  The term "Deferred Compensation
               -----------------------------
Benefit" shall mean that portion of the Deferred Compensation Amount payable to a Participant upon his Retirement under Section 6.1 hereof.

          2.10 Disability.  The term "Disability" with respect to any
               ----------
Participant shall have the meaning ascribed to it in such Participant's Supplemental Disability Policy.

          2.11 Disability Benefit.  The term "Disability Benefit" with respect
               ------------------
to any Participant shall mean the supplemental disability income benefits payable to a Participant upon his Disability under Article VIII hereof.

          2.12 Early Retirement Age.  The term "Early Retirement Age" shall mean
               --------------------
the age of fifty-five (55) years.

                                       2.

          2.13 Enrollment Form.  The term "Enrollment Form" shall mean the
               ---------------
form, substantially similar to Exhibit "A" attached to this Plan, executed by
(a) each Participant to acknowledge and accept participation in this Plan and the Insurance Agreement and to designate his Beneficiary, and (b) the Plan Administrator to acknowledge and accept such participation on behalf of the Company.

          2.14 Executive Benefits.  The term "Executive Benefits" shall mean the
               ------------------
Retirement Benefit, the Disability Benefit, the Death Benefit and the Medical Reimbursement Benefit.

          2.15 Insurance Agreement.  The term "Insurance Agreement" shall mean
               -------------------
the split dollar and/or term insurance agreements incorporated in this Plan as
Article VII.

          2.16 Insurer.  The term "Insurer" shall mean any insurance company
               -------
issuing one or more of the life or disability insurance policies subject to this Plan.

          2.17 Life Insurance Policy.  The term "Life Insurance Policy" with
               ---------------------
respect to any Participant shall mean the policy or policies maintained by the Company on the life of such Participant pursuant to Article VII hereof.

          2.18 Medical Expenses. The term "Medical Expenses" shall mean expenses
               ----------------
for medical and dental care as defined in Section 213(e) of the Code (or the corresponding law as hereafter amended), as well as premiums on accident, health, hospitalization, disability income and surgical and medical insurance.

          2.19 Medical Insurance Benefit.  The term "Medical Insurance Benefit"
               -------------------------
shall mean the medical insurance coverage furnished by the Company to a Participant and his spouse upon the Retirement of the Participant pursuant to
Section 6.2 hereof.

          2.20 Normal Retirement Age.  The term "Normal Retirement Age" shall
               ---------------------
mean the age of 62 years.

          2.21 Participants.  The term "Participants" shall mean the following
               ------------
executive officers of the Company:

               (a) Frank J. Belatti (Chairman of the Board of Directors, President and Chief Executive Officer).

               (b) Dick R. Holbrook (Executive Vice President and Chief Operating Officer).

                                       3.

               (c) Kamal M. Nassar (Executive Vice President and Chief Financial Officer).

               (d) Joseph R. Genovese (Executive Vice President - Marketing).

               (e) Samuel N. Frankel (Secretary and General Counsel).

          2.22 Plan Administrator.  The term "Plan Administrator" shall mean the
               ------------------
Company; however, the Company, acting through the Board, may from time to time designate an individual or a committee of individuals pursuant to Section 3.1 to perform the duties of Plan Administrator.

          2.23 Plan Year.  The term "Plan Year" shall mean the period commencing
               ---------
January 1, 1994, and ending December 31, 1994, and thereafter, each twelve (12) consecutive month period commencing on each January 1 and terminating on the following December 31.

          2.24 Retirement.  The term "Retirement" shall mean the termination of
               ----------
a Participant's employment with the Company for any reason other than his death at any time after he has (i) completed ten (10) Years of Service with the Company (unless such Years of Service requirement is waived or reduced in writing by the Company) and (ii) attained the Early Retirement Age.

          2.25 Retirement Date.  The term "Retirement Date" shall mean the
               ---------------
effective date of a Participant's Retirement.

          2.26 Retirement Benefit.  The "Retirement Benefit" shall be comprised
               ------------------
of the Deferred Compensation Benefit and the Medical Insurance Benefit.

          2.27 Supplemental Disability Policy.  The term "Supplemental
               ------------------------------
Disability Policy" with respect to any Participant shall mean the disability policy maintained by the Company pursuant to Article VII hereof for such Participant.

          2.28 Year of Service.  The term "Year of Service" means a twelve (12)
               ---------------
month period during which the Participant has not less than one thousand (1,000) hours of service with the Company. Computation of any twelve (12) month period shall be made with reference to the date on which the Participant's employment commenced.

                                       4.

                                  ARTICLE III
                              PLAN ADMINISTRATOR

          3.1 The Company shall be the Plan Administrator and Named Fiduciary of this Plan for purposes of ERISA; however, the Company, may at any time or from time to time in its sole discretion, appoint an individual or a committee of individuals to perform its duties as Plan Administrator. The Company hereby designates Jeannette Ferrell to serve in such capacity until her resignation, removal by the Board or inability to serve in such capacity for any reason.

          3.2 If a committee, the Plan Administrator shall select one of its members as its Chairman and shall hold its meeting at such times and places as it may determine. A majority of its members shall constitute a quorum. The committee may appoint a secretary to keep minutes of its meetings and may make such rules and regulations for the conduct of its business as it shall deem advisable.

          3.3 All determinations of the Plan Administrator, if a committee, shall be made by a majority vote of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

          3.4 The Plan Administrator may employ others to render advice with regard to its duties under the Plan and allocate to others its fiduciary responsibilities and exercise any and all other powers necessary to fulfill its responsibilities under this Plan to the extent not in conflict with ERISA.

                                   ARTICLE IV
                                 ADMINISTRATION

          4.1 The Plan shall be administered by the Plan Administrator appointed under Section 3.1.

          4.2 The Plan Administrator shall have the authority to interpret the Plan and to prescribe, amend and rescind such rules, regulations and documentation and to make such other determinations as it deems reasonable, necessary and proper for the administration of the Plan and the implementation of its purposes.

          4.3 The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary. Any decision made, or action taken, by the Plan Administrator arising

                                       5.

out of or in connection with the interpretation or administration of the Plan shall be final and conclusive in all cases.

          4.4 The Plan Administrator shall be indemnified by the Company against all reasonable costs and expenses necessarily incurred by it in connection with any action, suit or proceeding to which it may become a party by reason of action taken or failure to act in connection with the Plan. Any other expenses of administering the Plan shall also be borne by the Company. The Plan Administrator, if an individual, or any member of the Plan Administrator committee, if any, shall not be personally liable for any act done or determination made in good faith.

                                   ARTICLE V
                                 PARTICIPATION

          5.1 Each Participant shall be entitled to participate in all of the Executive Benefits under this Plan upon the terms and conditions set forth herein as of the date he delivers to the Plan Administrator an Enrollment Form.

          5.2 Except as otherwise provided herein, Participant shall remain a participant in this Plan until the termination of his employment with the Company. Except in the event of a termination by reason of death, Disability or Retirement, or an involuntary termination following a Change of Control as provided, in Article X hereof, following any such termination neither the Participant nor his Beneficiary shall have any claim whatsoever for any Executive Benefits under this Plan. Any termination of participation in this Plan shall be effective as of the date such termination occurs.

                                   ARTICLE VI
                               RETIREMENT BENEFIT

          Upon his Retirement from the Company, a Participant shall be entitled to both the Deferred Compensation Benefit and the Medical Insurance Benefit as hereinafter set forth.

          6.1  Deferred Compensation Benefit.  The amount of Deferred
               -----------------------------
Compensation Benefit and the manner of payment thereof shall be as hereinafter set forth:

               (a)  Amount of Deferred Compensation.  The Deferred Compensation
                    -------------------------------
Benefit shall equal that percentage of the Deferred Compensation Amount set forth below:

                    (1) Early Retirement Age.  If the Participant's Retirement
                        --------------------
occurs on or after his attaining the Early Retirement Age but prior to his attaining the Normal

                                       6.

Retirement Age, then the Deferred Compensation Benefit shall equal the Deferred Compensation Amount reduced by five (5%) percent of such Amount for each year or part thereof by which the Participant's Retirement Date precedes the date the Participant would attain the Normal Retirement Age. An involuntary termination following a Change of Control as provided in Article X shall not, for purposes of this Plan, be considered an Early Retirement.

                    (2) Normal Retirement Age.  If the Participant's Retirement
                        ---------------------
occurs on or after his attaining the Normal Retirement Age, then the Deferred Compensation Benefit shall equal one hundred (100%) percent of the Deferred Compensation Amount.

               (b) Payment of Deferred Compensation Benefit.  An eligible
                   ----------------------------------------
Participant's Deferred Compensation Benefit shall be payable in one hundred twenty (120) equal monthly installments, commencing on the first day of the month following the Participant's Retirement Date. If a Participant should die after payment of the Deferred Compensation Benefit has commenced hereunder but before such Benefit has been paid in full, the unpaid balance will continue to be paid in equal monthly installments to the Beneficiary.

          6.2  Medical Insurance Benefits.  The Company shall provide to the
               --------------------------
Participant and his or her spouse health care benefits equivalent to the coverage then being provided by the Company to its executive officers under the Company's basic health care benefit program for a period commencing on the Retirement Date and terminating on the earlier to occur of (a) the expiration of the 120 month period during which the Deferred Compensation Benefits are payable hereunder, or (b) the date of death of the last to die of the Participant and his spouse.

                                  ARTICLE VII
                                 DEATH BENEFIT/
                              INSURANCE AGREEMENT

          7.1  Death Benefit.  In the event of the death of a Participant during
               -------------
the term of his employment with the Company and after the Company first obtains the Life Insurance Policy required by Section 7.2 hereof, the Beneficiary shall be entitled to receive an amount equal to the Death Benefit from the death benefit proceeds payable under such Life Insurance Policy.

                                       7.

          7.2  Policy Ownership and Dividend Application.
               -----------------------------------------

               (a) As soon as practical following Enrollment of a Participant, the Company shall apply for and purchase, at its option, either a term or permanent Life Insurance Policy on the life of each Participant having minimum death proceeds equal to such Participant's Death Benefit. If for any reason the Company, after reasonable efforts, is not able to obtain the Life Insurance Policy required hereby for any Participant, then such Participant and his Beneficiary shall not be entitled to any Death Benefit hereunder except as may otherwise be determined in the discretion of the Company and set forth in writing. The Company shall have and may exercise all ownership rights in such Life Insurance Policy, except as provided in this Article VII.

                    (1) Each Participant shall be entitled to designate the Beneficiary to receive payment of that portion of the death benefit proceeds payable under the Life Insurance Policy on his life which equals the Death Benefit payable with respect to such Participant. The initial Beneficiary or Beneficiaries shall be designated in the Participant's Enrollment Form. Thereafter, upon receipt of written notice of a Participant's desire to change his Beneficiary designation in form acceptable to the Company, the Company will promptly take such action as is necessary to evidence such change and such change shall become effective as provided in the applicable Life Insurance Policies.

                    (2) The Company will not, without the written consent of a Participant, assign its rights in any Life Insurance Policy on such Participant's life, other than for purposes of obtaining a loan against the Life Insurance Policy as provided in paragraph (3) below.

                    (3) The Company will have the right to (A) borrow from the Insurer and secure that loan by a Participant's Life Insurance Policy for any purpose including, but not limited to, borrowing for the purpose of paying premiums on that Policy without giving notice to the insured Participant, and
(B) make partial withdrawals of policy surrender values; provided, however, that if the exercise of such rights would reduce the death benefit payable to any Participant's Beneficiary pursuant to Section 7.2(a)(1), then such rights shall be exercisable by the Company only with the written consent of that Participant.

               (b) Except as provided in paragraph 7.2(a) above, as long as the Insurance Agreement contained in the Plan is in force, the Company will not exercise any rights under any Life

                                       8.

Insurance Policy which will compromise or reduce the death benefit payable to such Participant's Beneficiary.

               (c) Dividends payable under the Life Insurance Policies, if any, will be applied as provided in the Policies.

               (d) For matters between a Participant and the Company, the Insurance Agreement shall take precedence over any provisions of a Life Insurance Policy (including any riders, amendments and attachments thereto) in case of a conflict between the terms of the Life Insurance Policy and this
Article VII.

          7.3  Payment of Premiums.
               -------------------

               (a) As long as the Insurance Agreement is in force, the Company shall pay the premiums on each term Life Insurance Policy, and each Participant and the Company agree to share in the payment of premiums on each permanent Life Insurance Policy on such Participant's life held under this Plan in such amounts and in the manner set forth below:

                    (1) Unless paragraph (2) below applies, the Participant's share of the annual premium shall be that portion of the annual premium due on the Life Insurance Policy that is equal to the amount of the economic benefit that would be taxable to the Participant, but for the payment by the Participant of such amount based upon an amount of insurance protection equal to the Participant's portion of the death benefit proceeds specified in Section 7.2. The Company shall pay the balance of each such annual premium.

                    (2) If the Life Insurance Policy is a flexible premium contract such that premiums may be varied as to the amount and timing of premium payments, then the Participant shall be required to make an annual premium contribution in an amount determined in accordance with paragraph (1) above, beginning on the Policy issue date and continuing on each subsequent anniversary of such date.

The Company shall pay premiums at such times and in such amounts as it may determine in its sole discretion.

               (b) The amount of economic benefit that would be taxable to each Participant shall be computed in accordance with the cost of life insurance per $1,000 as shown in the table contained in Revenue Ruling 55-747, 1955-2 C.B. 22 as provided in Revenue Ruling 64-328, 1964-2 C.B. II (often commonly referred to as the "P.S. 58 costs").

                                       9.

               (c) In order to facilitate the payment of premiums on the Life Insurance Policies, the Company, in the first policy year and in each subsequent year for as long as this Insurance Agreement is in force, shall forward the total amount of the premium then currently due and payable on the Policies directly to the Insurer and shall indicate immediately in the appropriate Company records that the annual sum payable by the Participant as provided in
Section 7.3(a) shall be added to his annual salary or compensation.

          7.4  Beneficiary Provisions.
               ----------------------

               (a) If a Participant dies while this Insurance Agreement is in force, the total death benefit proceeds from policies held by the Company on his life shall be divided as follows:

                    (1) That portion of such proceeds which equals the Participant's Death Benefit shall be paid to the Participant's Beneficiary; and

                    (2) The balance of such proceeds, if any, shall be paid to the Company.

               (b) No Beneficiary shall have any right to reimbursement or contribution from the estate of the Participant or from the Company with respect to the amount collected by the Company under any Life Insurance Policy held under this Plan.

               (c) If the Participant dies while this Insurance Agreement is in force, the Company agrees to take such action as may be necessary to obtain payment from the Insurer to the Participant's designated Beneficiary of the amounts payable under any applicable Life Insurance Policy.

          7.5  Termination of the Insurance Agreement. This Insurance Agreement
               --------------------------------------
shall automatically terminate with respect to any Participant upon the Participant's termination of employment for any reason prior to his death. Upon termination of this Insurance Agreement, the Company shall become sole owner of such policy unless within thirty (30) days following such termination Participant elects to purchase such Policy from the Company for an amount equal to its net cash surrender value.

                                  ARTICLE VIII
                              DISABILITY BENEFITS

          The Company shall procure for each Participant as soon as possible after the Enrollment of the Participant and shall maintain in full force and effect during the Participant's

                                      10.

employment with the Company a Supplemental Disability Income Policy which will supplement the benefits payable under any disability benefit provided to the Participant by the Company under its basic employee health care benefit program, so that, with respect to a Disability occurring after the Company first obtains the Supplemental Disability Income Policy, the total monthly disability benefit payable to the Participant under all disability policies maintained by the Company, after a maximum elimination period of ninety (90) days, shall equal the lesser of Thirty Thousand and No/100 Dollars ($30,000.00) or the sum of the following amounts:

          (1) 80% of the first $250,000.00 of the Participant's Compensation;
plus

          (2) 70% of the next $100,000.00 of the Participant's Compensation;
plus

          (3) 25% of the Participant's Compensation in excess of $100,000.00.

If for any reason the Company, after reasonable efforts, is not able to obtain the Supplemental Income Disability Policy required hereby for any Participant, then such Participant shall not be entitled to any Disability Benefit hereunder except as may otherwise be determined in the discretion of the Company and set forth in writing.

                                   ARTICLE IX
                         MEDICAL REIMBURSEMENT BENEFITS

          9.1  Benefits.  The Company will reimburse, at least quarterly, each
               --------
Participant for all Medical Expenses incurred by such Participant and his or her spouse and dependents, during his employment with the Company to the extent of the limitations herein provided.

          9.2  Payments by the Company.  The Company shall be authorized to
               -----------------------
purchase such insurance or insurance contracts to fund all or any portion of its obligations under this Article IX, or may pay such Medical Expenses directly from the funds of the Company, as may from time to time be determined by the Board. The Company may, in its discretion, pay directly any or all of the Medical Expenses in lieu of making reimbursement therefor, in which event, the Company shall be relieved of all further responsibility with regard to such Medical Expenses.

                                      11.

          9.3  Limitations.
               -----------

               (a) Reimbursable Medical Expenses shall not exceed Ten Thousand and No/100 ($10,000.00) Dollars in any Plan Year.

               (b) Reimbursement or payment under the Plan shall be made by the Company only in the event and to the extent that such reimbursement or payment is not provided under any insurance policy or policies, whether owned by the Company or the Participant, or under any other health and accident or wage continuation plan. In the event that there is such an insurance policy or other plan in effect, providing for reimbursement in whole or in part, then to the extent of the coverage under such policy or plan, the Company shall be relieved of any and all liability hereunder.

          9.4  Submission of Proof.  Any eligible Participant of the Company
               -------------------
applying for reimbursement under this Plan shall submit to the Company all receipts or bills for Medical Expenses for which reimbursement is sought. Payments may be made, in the discretion of the Company, either with or without the required verification. Also, it shall not be necessary that the Medical Expenses have been paid at the time such Participant seeks reimbursement or payment, but merely that, if not yet paid, there exists an obligation on the part of the eligible Participant to pay the Medical Expenses.

                                   ARTICLE X
                               CHANGE OF CONTROL

          Notwithstanding anything herein to the contrary, in the event of a Change of Control during a Participant's employment with the Company, this Plan and the rights of each Participant hereunder shall remain in full force and effect, except as follows:

               (a) The Years of Service requirement with respect to each Participant's right to receive Retirement Benefits shall be eliminated.

               (b) In the event of the involuntary termination of a Participant's employment with the Company prior to his death, Disability or Retirement, such Participant shall continue to be a Participant under this Plan and the Executive Benefits granted to such Participant hereunder shall continue and remain in full force and effect as if such Participant remained in the employ of the Company until the earlier of (i) the Participant's death, in which event the Beneficiary of the deceased Participant shall be entitled to the Participant's Death Benefit or (ii) the

                                      12.

receipt of written notice by the Company of a Retirement Date designated by the Participant, at any time on or after he attains the Early Retirement Age, in which event the Participant shall be entitled to the Retirement Benefit, based upon the Compensation he received during the last five Plan Years in which such Participant was employed by the Company.

                                   ARTICLE XI
                                 DISTRIBUTIONS

          11.1 Source of Distributions.  All distributions under this Plan shall
               -----------------------
be made by the Company from its general assets, and the status of each Participant's or Beneficiary's claim to a benefit shall be the same as the status of any other general unsecured creditor of the Company; provided, however, any Death Benefit amount due from the general assets of the Company under Section 7.1 shall be offset by any death benefit proceeds received by the Participant's Beneficiary under the Insurance Agreement under Article VII. No person shall look to, or have any claim whatsoever against the Plan Administrator, any member of the Board, other Executives or officers of the Company, other employees, shareholders or any other persons acting on behalf of the Company in their individual capacities for the distribution of any Executive Benefit or for the payment of any other amounts under this Plan. As part of its general assets and in support of the Executive Benefit promises made under this Plan, the Company may continue to own and maintain, in whole or in part, any existing insurance policies on the life or well-being of any of the Participants or purchase new policies of the same type, but no Participant nor any Beneficiary, legal heir, successor or assign of his shall have any claim whatsoever to any such policy or the proceeds of any such policy, except as may be specifically provided in the Insurance Agreement under Article VII.

          11.2 Mental or Legal Incompetence.  The Company, in its sole
               ----------------------------
discretion, may make distribution to the guardian or other legal representative of a Participant or Beneficiary, if the Company determines that the Participant or Beneficiary is mentally or legally incompetent to receive such benefit distribution. Any such distribution shall be in full and complete satisfaction of any and all claims whatsoever by or behalf of such Participant or Beneficiary under this Plan against the Company, the Plan Administrator, any member of the Board, other Participants or officers of the Company, other employees, shareholders and any other person acting on behalf of them.

                                      13.

                                 ARTICLE XII
                               CLAIMS PROCEDURES

          12.1 Filing of a Claim for Benefits.  Any Participant or Beneficiary
               ------------------------------
entitled to one or more Executive Benefits under this Plan will file a claim request with the Plan Administrator with respect to the applicable Executive Benefits.

          12.2 Denial of Claim.  A claim for an Executive Benefit under this
               ---------------
Plan shall be denied if the Company determines that the Participant or Beneficiary is not entitled to receive such Executive Benefit under the Plan. Notice of a denial shall be furnished to the Participant or Beneficiary within a reasonable period of time after receipt of the claim by the Plan Administrator.

          12.3 Content of Notice.  Within ninety (90) days of the denial of a
               -----------------
claim under this Plan, the Plan Administrator shall provide to every Participant or Beneficiary who is denied a claim written notice setting forth, in a manner calculated to be understood by such Participant or Beneficiary, the following:

               (a) The specific reason or reasons for the denial;

               (b) Specific reference to pertinent Plan provisions on which the denial is based;

               (c) A description of any additional material or information necessary to perfect the claim, and any explanation of why such material or information is necessary; and

               (d) An explanation of the Plan's claim review procedure as set forth below.

          12.4 Review Procedure.  The purpose of the review procedure is to
               ----------------
provide a method by which a Participant or Beneficiary may have a reasonable opportunity to appeal a denial of a claim to the Plan Administrator for a full and fair review. To accomplish that purpose, the Participant, Beneficiary or a duly authorized representative:

               (a) May require a review upon written application to the Plan Administrator;

               (b) May review pertinent Plan documents; and

               (c) May submit issues and comments in writing.

                                      14.

A review shall be requested by filing a written application with the Plan Administrator at any time within sixty (60) days after receipt by the Participant or Beneficiary of a written notice of the denial of his claim pursuant to Section 12.3.

          12.5 Decision on Review.  A decision on review of a denied claim shall
               ------------------
be made in the following manner:

               (a) The decision on review shall be made by the Plan Administer who may, in his discretion, hold a hearing on the claim. Such decision shall be made promptly, and not later than sixty (60) days after receipt of the request for review pursuant to Section 12.4, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred and twenty (120) days after receipt of the request for review.

               (b) The decision on review shall be in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the Participant or Beneficiary, and specific references to the pertinent Plan provisions upon which the decision is based.

                                  ARTICLE XIII
                       AMENDMENT AND TERMINATION OF PLAN

          The Board may at any time or from time to time amend or revise the terms of this Plan, provided that no such amendment or revision shall, except with the consent of each Participant affected, adversely affect any right to any Executive Benefits granted hereunder prior to such amendment or revision.

                                  ARTICLE XIV
                                 MISCELLANEOUS

          14.1 Company Liability.  Nothing in this Plan shall be construed to
               -----------------
limit in any way the right of the Company to terminate the employment of any Participant at any time; or to be evidence of any agreement or understanding, express or implied, that the Company will employ any Participant in any particular position or at any particular rate of remuneration or for any particular period of time.

          14.2 Indemnification.  The Company shall indemnify and hold harmless
               ---------------
the Plan Administrator, any member thereof and any employee who may act on behalf of the Company in the administration of this Plan from and against any liability, loss, cost or expense (including reasonable attorneys' fees) incurred at any time as a result of or in connection with any claims,

                                      15.

demands, actions or causes of action of any Participant, any person claiming through or under any of them, or any other person, party or authority claiming to have an interest in this Plan or standing to act for any persons or groups having an interest in this Plan, for or on account of, any of the acts or omissions (or alleged acts or omissions) of the Plan Administrator, any member thereof or any such employee, except to the extent resulting from such person's willful misconduct.

          14.3 Tax Effects.  The Company makes no warranties or representations
               -----------
with regard to the tax effects or results of this Plan. Any Participant electing participation under this Plan shall be deemed to have relied upon his own tax advisors with regard to such effects.

          14.4 No Assignment; Binding Effect.  Neither a Participant nor his
               -----------------------------
Beneficiary shall have the right to alienate, assign, commute or otherwise encumber his rights hereunder for any purpose whatsoever, and any attempt to do so shall be disregarded completely as null and void. The provisions of this Plan shall be binding on each Participant and on each person who claims a benefit under him and on the Company and any successor to the Company.

          14.5 Self-Interest.  No Participant shall have any right to vote or
               -------------
decide upon any matter related directly or indirectly to him or any right of his to claim any benefit under the Plan. Accordingly, if the Plan Administrator is a Participant, the Board shall make all decisions with respect to his rights under this Plan.

          14.6 Construction.  This Plan shall be construed in accordance with
               ------------
the laws of the State of Georgia. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions of this Plan. In the construction of this Plan, the masculine, feminine or neuter genders, and the singular and plural numbers, shall each include the other wherever appropriate.

          14.7 References.  Unless otherwise indicated, all references made in
               ----------
this Plan shall be to articles, sections and subsections of this Plan.

                                      16.

          14.8      Effective Date of Plan.  This Plan shall be effective as of
                    ----------------------
April 19, 1994, the date this Plan was approved by the Board.


Dated as of the 9th               AMERICA'S FAVORITE CHICKEN COMPANY
day of May, 1994.



                                  By:  /s/
                                      ----------------------------
                                      Frank J. Belatti, President
                                      and Chief Executive Officer

                                      17.

                                 SCHEDULE "I"





                Frank J. Belatti                   $400,000
                Dick R. Holbrook                   $200,000
                Kam M. Nassar                      $200,000
                Joseph R. Genovese                 $175,000
                Samuel N. Frankel                  $200,000


                                      18.

                                   EXHIBIT A
                       AMERICA'S FAVORITE CHICKEN COMPANY
                SUPPLEMENTAL BENEFIT PLAN FOR EXECUTIVE OFFICERS

                                ENROLLMENT FORM

PART I.  ENROLLMENT
-------------------

          The Plan Administrator appointed to administer the Supplemental Benefit Plan for Executive Officers (the "Plan") has determined that _______________________ ("Participant") is eligible for and deserving of consideration under the Plan, a copy of which is attached hereto and incorporated in this Enrollment Form for all purposes. Capitalized terms which are used in this Enrollment Form and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

          Execution of this Enrollment Form shall evidence Participant's full acceptance of the terms and conditions of the Plan, the Insurance Agreement contained therein and this Enrollment Form.

          The Plan Administrator reserves the right to modify or cancel this Enrollment Form at any time, subject to the express provisions of the Plan. This Enrollment Form shall continue in effect until superseded or cancelled by the Plan Administrator.

PART II. BENEFICIARY DESIGNATION
--------------------------------

          I hereby designate ___________________________________, my
____________________ (state relationship), whose current address is
_______________________________________________ as my primary Beneficiary under the Plan. If such person fails to survive me, I hereby designate ________________________________, my ___________________________ (state relationship), whose current address is ___________________________________ as my secondary Beneficiary under the Plan. If such secondary Beneficiary fails to survive me, my Beneficiary shall be my estate. This Beneficiary designation shall become effective only upon its receipt and acceptance by the Plan Administrator during my lifetime and upon becoming effective, shall supersede all previous designations made by me.

Date: _____________ Signature:_________________________________

                    Print Name: _______________________________

                                      19.

          THE PLAN ADMINISTRATOR FOR THE AMERICA'S FAVORITE CHICKEN COMPANY SUPPLEMENTAL BENEFIT PLAN FOR EXECUTIVE OFFICERS HEREBY ACKNOWLEDGES RECEIPT AND ACCEPTANCE OF THIS ENROLLMENT FORM THIS ____ DAY OF _________________, 1994.


                                    ____________________________
                                    Plan Administrator

                                      20.